EXHIBIT 99.1


                   [ImClone Systems Incorporated Letterhead]



Contact:
ImClone Systems Incorporated                   Burns McClellan, Inc.
Andrea F. Rabney                               Jonathan M. Nugent (investors)
Senior Director of Corporate Development       Justin Jackson (media)
Investor Relations                             (212) 213-0006

For Immediate Release


             IMCLONE INVESTOR CALL FOR 9:00 AM EDT OCTOBER 7, 1999

New York, NY - October 7, 1999 - ImClone Systems Incorporated's (Nasdaq: IMCL) lead product candidate, C225, is an antibody antagonist to the Epidermal Growth Factor receptor that is currently in Phase III clinical trials for the treatment, in conjunction with radiation therapy or chemotherapy, of EGF receptor positive tumors. ImClone has become aware of a U.S. patent issued to a third party that includes claims relating to the potential use, subject to certain restrictions, of EGF receptor antibodies in conjunction with cytotoxic factors to inhibit tumor growth.

Outside patent counsel to the Company has indicated that, in its opinion, ImClone will be able to commercialize C225 upon FDA approval without infringing this third party patent.

To explain and clarify this issue ImClone will be conducting an investor conference call at 9:00 AM EDT at 1-800-510-0141 password 1405.

ImClone Systems Incorporated, headquartered in New York, is a biopharmaceutical company developing novel cancer therapeutic products including interventional therapeutics, cancer vaccines and blood cell growth factors for the treatment of cancer and cancer-related disorders.




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